EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	Tad Hutcheson
September 7, 2004		tad.hutcheson@airtran.com
678.254.7442

Judy Graham-Weaver judy.graham-weaver@airtran.com 678.254.7448

	Investor Contact:	Arne Haak
407.318.5187

AIRTRAN HOLDINGS, INC., PROJECTS LOSS IN THIRD QUARTER

ORLANDO, Fla. (September 7, 2004) – AirTran Airways, a subsidiary of AirTran Holdings, Inc. (NYSE: AAI), today issued the following statement:

The two recent hurricanes that struck the state of Florida, along with forecasts of a possible new storm, have had and will continue to have a major near-term economic impact on the state with the affected area encompassing about 51 percent of our normal traffic flows. The disruption of traffic over the busy Labor Day holiday generated immediate revenue loss and continuing weather alerts are impacting near-term future bookings. Both our Orlando headquarters and aircraft hangar in Orlando suffered damage and further harmed operations. The impact of the hurricanes coupled with a weak revenue environment and record high fuel costs will affect our financial results and, we now expect to report a loss for the third quarter of 2004.

Editor’s note: Statements regarding the Company’s operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2003. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

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